ARTICLES OF INCORPORATION
                          OF
             GAMING VENTURE'S WEST, INC.

The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the provisions of the General Corporation Laws of the State of Nevada, adopts the following Articles of Incorporation for such corporation.


                 ARTICLE I
                   NAME

The name of the corporation is Gaming Venture's West, Inc.


                 ARTICLE II
             EXISTENCE AND DURATION

The period of duration of this corporation is perpetual.


                 ARTICLE III
               PURPOSES AND POWERS

The purpose for which this corporation is organized is to engage in all lawful business for which corporations may be incorporated pursuant to the General Corporation Laws of the State of Nevada. In furtherance of its lawful purposes, the corporation shall have and may exercise all rights, powers and privileges now or hereafter exercisable by corporations organized under the laws of Nevada. In addition, it may do everything necessary, suitable, convenient or proper for the accomplishment of any of its corporate purposes.


                  ARTICLE IV
                CAPITALIZATION

	(a)	Authorized Shares.   The aggregate number of shares which
the corporation shall have the authority to issue is 50,000,000 shares
of common stock at $.001 par value.   All shares of the corporation
shall be of the same class, common, and shall have the same rights and
preferences.   There shall be no cumulative voting by shareholders.

The shareholders shall have no preemptive rights to acquire any shares of this corporation.

The common stock of the corporation after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.




                      ARTICLE V
               INITIAL OFFICE AND AGENT

The street address of this corporation's initial registered office is 3885 South Decatur Boulevard, Suite 3001, Law Vega, Nevada 89103 and the name of its initial registered agent is Bruce Merrin.


                       ARTICLE VI
                    PRINCIPAL OFFICE

The address of the principal office of the corporation is 3885 South Decatur Boulevard, Suite 3001, Las Vegas, Nevada 89103. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.


                     ARTICLE VII
                INITIAL BOARD OF DIRECTORS

The number of directors constituting the initial board of directors of this corporation is two. The name and address of the persons who will serve as director until the first annual meeting of shareholders or until his successors are elected and qualified is:

Bruce Merrin
3885 South Decatur Boulevard
Suite 3001
Las Vegas, Nevada 89103

Alan R. Woinski
400 Park Place, #2C
Fort Lee, New Jersey 07024


                     ARTICLE VIII
                     INDEMNIFICATION

As the Board of Directors may from time to time provide in the By-Laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.


                       ARTICLE IX
                      INCORPORATOR

The name and address of the incorporator is:

Alan R. Woinski
400 Park Place, #2C
Fort Lee, New Jersey 07024



Dated this 26th day of July, 1997

/s/Alan R. Woinski
---------------------------------
Alan R. Woinski, Incorporator

STATE OF NEW JERSEY   )
                      )ss.
COUNTY OF             )

I, David Hasand, a Notary Public, hereby certify that Alan R. Woinski, known to me to be the person whose name is subscribed in the annexed and foregoing Articles of Incorporation, appeared before me this 26th day of July 1997, in person and being by me first duly sworn, acknowledged that he signed said Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth and that statements therein contained are true.

My Commission Expires:  8/28/01

/s/David Hasand
------------------------
Notary Public

96 Linwood Plaza
------------------------
Address

Fort Lee, NJ 07024
------------------------

SEAL